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                            [METAL MANAGEMENT LOGO]

FOR IMMEDIATE RELEASE

FOR MORE INFORMATION CONTACT:

Xavier Hermosillo, Vice President of Investor Relations
      & Corporate Communications
Midwest/East - Call (312)645-0445 - West Coast - Call (310)832-2999

                     METAL MANAGEMENT COMPLETES ACQUISITION
                    OF THREE EAST COAST RECYCLING COMPANIES
                     WITH COMBINED REVENUES OF $210-MILLION

Chicago, IL -- July 6, 1998 - Metal Management, Inc. (NASDAQ symbol - MTLM) ("Metal Management" or "MTLM") today announced that it has closed its previously announced acquisition of all the outstanding capital stock of Naporano Iron & Metal Co. ("Naporano") and NIMCO Shredding Co. ("NIMCO" of Newark, New Jersey and the assets of Michael Schiavone & Sons, Inc. ("Schiavone") of North Haven, Connecticut. The Company also announced the completion of the acquisitions of the assets of Torrington Scrap, Inc. and certain related companies in Torrington, Connecticut. The combined purchase price for the three acquisitions consisted of approximately $105-million and 2,374,437 shares of restricted
Metal Management common stock.

The Naporano operations have estimated annualized gross revenues of more than $150-million and are one of the largest scrap metal recycling operations on the East Coast. Naporano and NIMCO have more than 2,000 active suppliers and last year handled more than 800,000 gross tons of ferrous scrap metal, 27,000 gross tons of non-ferrous scrap metal, and 390,000 gross tons of stevedoring.




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METAL MANAGEMENT COMPLETES ACQUISITION                          PAGE 2
     OF THREE EAST COAST RECYCLING COMPANIES
     WITH COMBINED REVENUES OF $210-MILLION

Founded in 1907, the companies are run by President Joseph Naporano, who has 35 years of scrap industry experience, and Senior Vice President Andrew Naporano, a 25-year industry veteran. Both will continue in their present positions under multi-year employment agreements.

Michael Schiavone & Sons, Inc. has estimated annualized gross revenues of more than $60-million and is one of the largest scrap metal recycling operations in the New England region.

Founded 100 years ago by Michael Schiavone, grandfather of the present owner, the company is involved in all types of industrial scrap and shredding and has a large non-ferrous operation including high temperature alloys and stainless steel. The company's deep water port enables it to transport its products by ship-load and barge-load to domestic mills, as well as world-wide exporting to India, Turkey and the Pacific Rim. It has a 25-acre processing facility and a 5-acre loading operation on the water.

The transaction includes both the Naporanos' and Schiavones' real estate interests. The Naporanos have four facilities in the Newark area, collecting, processing and selling scrap metal.

Naporano Iron & Metal's Hawkins Street plant sits on 27 acres two-and-one-half miles north of Newark International Airport. Their facility includes a one-thousand ton shear, a triple compression baler, an aluminum sweat furnace, a turnings crusher, and one of the premier railcar handling systems in the industry.

The Port Newark Terminal has a 19-acre plant facility and a deep-water scrap terminal with 900 feet of dock which is considered to be one of the finest on the East Coast. The Naporanos recently signed a 21-year lease with exclusive rights to the 900-foot berth at the dock and can service 80 rail cars per day at the port facility.

NIMCO's shredding facility is on an 8-acre site with access to Newark Bay. It has a 4,000 horsepower auto shredder with a sophisticated non-ferrous Eddy Current separating system. The Naporanos also run a separate


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METAL MANAGEMENT COMPLETES ACQUISITION                            PAGE 3
     OF THREE EAST COAST RECYCLING COMPANIES
     WITH COMBINED REVENUES OF $210-MILLION

6-acre plant site which dismantles buses and recycles buses for saleable parts and scrap metal. It has the capacity to process 1,500 buses per year.

As a result of the transaction, Joseph Naporano is joining Metal Management's Board of Directors and will continue to serve as President of Naporano Iron & Metal Co., and Michael Schiavone, Vice President of Michael Schiavone & Sons, Inc. is joining Metal Management's Office of the President.

Joseph Naporano said, "Metal Management is run by a hard-working, smart group of people with a clear vision of what is possible in consolidating the scrap metal industry. We look forward to integrating ourselves and advancing that vision through additional acquisitions, operational synergies, and new business development. Joining Metal Management is the best way to continue the growth of our business, and to ensure the best possible future for our customers, suppliers, and 300 employees."

Andrew Naporano, Senior Vice President, said, "We are excited to join the Metal Management family. This merger is an excellent opportunity for us to share best management practices across the country, and among the best operators in the scrap industry. There is a lot of potential to improve efficiencies across the country in all areas of our business, from material and supply procurement, to transportation and freight logistics, to sales and customer service."

Michael Schiavone, said, "We're delighted to be included in such a distinguished group of American scrap processors. Our people are excited about access to the best available markets as well as the most up-to-date processing methods. We're looking forward to the cost savings and other benefits of becoming part of Metal Management. We just celebrated our 100-year anniversary and we look forward to spending the next 100 years with the Metal Management family."

T. Benjamin Jennings, Chairman of the Board and Chief Development Officer of Metal Management, said, "The Naporano and Schiavone mergers represent a significant complement to our existing presence in the



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METAL MANAGEMENT COMPLETES ACQUISITION                          PAGE 4
     OF THREE EAST COAST RECYCLING COMPANIES
     WITH COMBINED REVENUES OF $210-MILLION

Northeast Regional marketplace for Metal Management. We are most excited about the opportunities these companies provide us to service our domestic and international customers, but are more importantly impressed and enthusiastic about the tremendous management expertise and knowledge that the individuals who make up these companies bring to our team."

Gerard M. Jacobs, Chief Executive Officer of Metal Management, said, "If anyone had any doubts about Metal Management's commitment to becoming the premier scrap metal recycling force in North America, the Naporano and Schiavone transactions should put those doubts to rest. North, South, East and West -- we're there."

Albert A. Cozzi, Metal Management's President and Chief Operating Officer, said, "These two acquisitions really solidify our position in the New England market and give us our first entry into the export market off either coast where we can move entire shiploads to world markets. The Naporano and Schiavone operations are well managed, profitable, very sophisticated, efficient, environmentally and technologically advanced, and the premier companies in their markets.

"This is a great deal for Metal Management, our customers and our scrap suppliers. These acquisitions help us to execute our strategy of one-stop shopping for our suppliers and consumers across the entire country. These operations are a very strong complement to our philosophy of continually increasing our volumes and levels of service to our domestic customers, particularly those located along the waterways. The Naporanos and Schiavones are the kinds of companies we want to be affiliated with and we're glad to have them as part of the Metal Management family," he added.

Metal Management is one of the largest and fastest-growing full service metals recyclers in the United States, with more than 60 recycling facilities in 15 states. Metal Management is primarily engaged in the collection and processing of ferrous and non-ferrous metals for resale to metals brokers, steel producers, and producers and processors of other metals.



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METAL MANAGEMENT COMPLETES ACQUISITION                          PAGE 5
     OF THREE EAST COAST RECYCLING COMPANIES
     WITH COMBINED REVENUES OF $210-MILLION

In addition to Naporano Iron & Metal Co. and Michael Schiavone & Sons, Inc., the MTLM family of companies includes: Cozzi Iron & Metal, Inc. of Chicago, one of the largest scrap metal operations in the U.S.; three recycling companies in Houston, Texas - Proler Southwest, Inc., a leading recycler of industrial ferrous scrap on the Houston Ship Channel, HouTex Metals Company, Inc., a significant supplier of ferrous metals to minimills, which is also located on the Houston Ship Channel, as well as Houston Compressed Steel Corp., a ferrous scrap recycler; The Isaac Group of Companies of Toledo, one of the world's largest briquetting operations; Reserve Iron & Metal L.P. of Cleveland and Chicago, a major ferrous metal-breaking operation; The MacLeod Group of Companies in Los Angeles, a major wire chopper and processor; Aerospace Metals, Inc. of Hartford, Connecticut, one of the world's leading recyclers of high temperature nickel and cobalt alloys and titanium; Metal Management Arizona, Inc., of Phoenix, Arizona, the largest scrap metal processor in Arizona; Superior Forge, Inc., of Huntington Beach, California, a significant generator and processor of aluminum and aluminum scrap; Charles Bluestone Company of Elizabeth, Pennsylvania, near Pittsburgh, one of the leading processors of stainless steel, nickel and cobalt alloys, and titanium in the United States; Metal Management Gulf Coast, Inc., which is principally involved in the dismantling of barges, oil drilling rigs, and tug boats and has three barge terminals located on prominent waterways leading to the Gulf of Mexico; and Newell Recycling West, Inc., one of the largest scrap metal recycling operations in the Rocky Mountain region with operations in Denver, Colorado Springs and Salt Lake City.

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time. These statements reflect the Company's current expectations regarding the future profitability of the Company and its subsidiaries and the benefits to be derived from the Company's execution of its industry consolidation strategy. As discussed in the Company's current annual report on Form 10-K, filed June 23, 1998, some of the factors which could affect the Company's performance include, among other things: the effects of leverage on the Company,



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METAL MANAGEMENT COMPLETES ACQUISITION                          PAGE 6
     OF THREE EAST COAST RECYCLING COMPANIES
     WITH COMBINED REVENUES OF $210-MILLION

immediate and future capital requirements, risk of dilution to existing shareholders, potential inability to control growth or to successfully integrate acquired businesses, limited operating history, cyclicality of the metals recycling industry, potential inability to complete pending acquisitions, commodity price fluctuations, compliance with environmental, health and safety and other regulatory requirements applicable to the Company, potential environmental liability, risk of deterioration in relations with labor unions, control by principal stockholders and dependence on key management, dependence on suppliers of scrap metals, concentration of customer risk, competition in the scrap metals industry, availability of scrap alternatives, stock market volatility and year 2000 compliance.


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